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                                                                    EXHIBIT 23.8



                                     CONSENT


         The undersigned hereby consents to the reference to his name in the prospectus forming a part of this registration statement on Form SB-2 of LORECOM Technologies, Inc. and all amendments thereto, and consents to serve as a director of LORECOM Technologies, Inc. if the acquisitions described in the prospectus and all transactions related thereto, are consummated.



                                             /s/ John J. Wiesner
                                             ---------------------------------
                                             John J. Wiesner

June 21, 1999